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                          OPTION CANCELLATION AGREEMENT

         This OPTION CANCELLATION AGREEMENT ("Agreement") is entered into as of December 9, 2003 (the "Effective Date"), by and between NeighborCare, Inc. (the "Company"), a Delaware corporation formerly known as Genesis Health Ventures Inc. ("GHVI"), and Robert H. Fish ("Fish").

         WHEREAS, pursuant to an employment agreement effective as of February 28, 2003, by and between the Company and Fish (the "Employment Agreement"), the Company granted Fish options to acquire an aggregate of up to 600,0000 shares of common stock of the Company, subject to certain vesting milestones (the "Options");

         WHEREAS, pursuant to Section 4.3(a) of the Employment Agreement, 150,000 Options vested upon the execution of the Employment Agreement;

         WHEREAS, on July 7, 2003, the Company's Board of Directors approved a succession plan relating to the Company's pharmacy business and, pursuant to
Section 4.3(d) of the Employment Agreement, (a) 75,000 Options vested upon such approval and (b) 100,000 Options were forfeited upon such approval, as their vesting conditions could no longer be met;

         WHEREAS, on December 1, 2003 (the "Spin-off Date"), the Company completed a spin-off (the "Spin-off") of its eldercare and rehabilitation businesses into a separate publicly traded company, Genesis Healthcare Corporation ("GHC");

         WHEREAS, pursuant to Section 4.3(c)(ii) of the Employment Agreement, 125,000 Options vested upon the completion of the Spin-off;

         WHEREAS, in connection with the Spin-off, Fish's employment as Chief Executive Officer was terminated by the Company without cause;

         WHEREAS, upon such termination, (a) 150,000 Options vested pursuant to
Section 4.3(b) of the Employment Agreement;

         WHEREAS, on the Spin-off Date, the Company distributed to each of its shareholders 0.50 shares of GHC common stock for each share of common stock of the Company held by such shareholder (the "Spin-off Distribution");

         WHEREAS, in order to prevent the dilution of Fish's vested Options that would otherwise result from the Spin-off Distribution, the Board of Directors of the Company approved an adjustment (identical to the adjustment approved with respect to all other outstanding options to purchase Company common stock held by other persons) of the aggregate number and the exercise price of each such Option, as a result of which Fish holds, as of the date of this Agreement, 782,673 options issued pursuant to the Employment Agreement to purchase common stock of the Company (the "Adjusted Options"), at an exercise price per share of $10.86 for 430,470 of the Adjusted Options and an exercise price per share of $12.99 for 352,203 of the Adjusted Options, all of which will expire on February 28, 2006;


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Robert H. Fish
Option Cancellation Agreement
Page 2

         WHEREAS, the intrinsic value of the Options was equal to $6,500,750 as of the close of business on November 28, 2003, the measurement date approved by the Board of Directors;

         WHEREAS, the Company wishes to redeem and cancel, and Fish wishes to surrender in exchange for cash payment, a portion of the Adjusted Options that Fish currently holds;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Fish hereby surrenders to the Company 282,673 of his Adjusted Options (all of which shall be from among the options with an adjusted exercise price of $10.86), for the aggregate cash payment of $2,580,108 less any applicable withholding taxes, which the Company shall promptly deliver to Fish following the execution of this Agreement. Upon execution of this Agreement by Fish, the 282,673 Post-spin Options so surrendered shall immediately be cancelled, terminate, and no longer be exercisable at any future date by Fish.

         2. The parties hereto intend that this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         3. Section 12 (General Provisions) and Section 13 (Modification and Waiver) of the Employment Agreement shall apply to this Agreement with full force and effect as if they were set forth in full herein.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first-above written.

                              /s/  Robert H. Fish
                              -----------------------------------------------
                              Robert H. Fish




                              NEIGHBORCARE, INC.


                              /s/ Philip P. Gerbino
                              -----------------------------------------------
                              Name: Philip P. Gerbino

                              Title: On behalf of the Compensation Committee of the Board of Directors